UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 26, 2017

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2017, we held the annual meeting of shareholders of Calavo Growers, Inc. at 15765 W. Telegraph Road, Santa Paula, California, 93060. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1) The shareholders voted and elected the following 13 directors, each to serve for a term of one year. Each nominee received the following votes:

	Votes For	Votes Withheld	Broker Non-Votes
Name of Nominee
Lecil E. Cole	8,248,032	3,138,911	2,280,515
James D. Helin	8,560,604	2,904,092	2,280,515
Donald M. Sanders	8,313,296	3,140,181	2,280,515
Marc L. Brown	7,315,404	7,160,792	2,280,515
Michael A. DiGregorio	8,440,267	2,813,179	2,280,515
Scott Van Der Kar	7,724,248	5,285,264	2,280,515
J. Link Leavens	9,841,131	5,327,174	2,280,515
Dorcas H. Thille	6,827,423	5,496,079	2,280,515
John M. Hunt	7,948,997	7,288,509	2,280,515
Egidio Carbone, Jr.	8,658,512	2,894,636	2,280,515
Harold Edwards	8,070,017	7,083,429	2,280,515
Steven Hollister	8,462,986	2,813,210	2,280,515
Kathleen M. Holmgren	10,986,950	266,496	2,280,515

(2) The shareholders voted for the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2017. Votes cast were as follows:

For	14,708,458
Against	223,309
Abstain	41,811

(3) The shareholders voted on an advisory basis to approve the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2017 proxy statement. Votes cast were as follows:

For	12,469,521
Against	141,386
Abstain	82,156
Broker Non-Votes	2,280,515

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
April 27, 2017
	By:	/s/ Lecil E. Cole
Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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